AMENDED AND RESTATED
                   INVESTMENT SUB-ADVISORY AGREEMENT
          BETWEEN WELLS FARGO MASTER TRUST, WELLS FARGO FUNDS
             MANAGEMENT, LLC AND WELLS CAPITAL MANAGEMENT
                             INCORPORATED


This AMENDED AND RESTATED AGREEMENT is
made as of this 1st day of March, 2001, as amended as of March
31, 2006, and as further amended and restated as of November 7, 2012, between Wells Fargo Master Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds Management,
LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Wells Capital Management Incorporated, a corporation organized under the laws of the State of California, with its principal place of business at 525 Market Street, 10th Floor San Francisco, California 94105 (the "Sub-Adviser").

WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended, (the "1940 Act") as an openend, series management investment company; and

WHEREAS, the Adviser and Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940;
and

WHEREAS, the Trust and the Adviser desire that the Sub-
Adviser perform investment advisory services for each of the series of the Trust listed in Appendix A hereto (each a "Fund" and collectively the "Funds"), and the Sub-Adviser is willing to perform those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser and Sub-
Adviser agrees as follows:

Section 1. The Trust; Delivery of Documents. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the
"Commission") under the 1940 Act and the Securities Act of 1933
(the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section to the Sub-Adviser and will from time to time furnish the Sub-Adviser with any amendments thereof.

Section 2. Appointment of Sub-Adviser. Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Investment Advisory Agreement between the Trust and the Adviser with respect to the Funds.

Subject to the direction and control of the Board, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Funds, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the "fund complex") may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule
17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex that is not an affiliated person (as that term is defined in the 1940 Act) of Wells Fargo & Company ("Wells
Fargo"), or an affiliated person of such a sub-adviser, concerning transactions for a fund in securities or other fund assets. With respect to a multi-managed Fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund's portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with any Sub-adviser that is not an affiliated person of Wells Fargo as to any other portion of the Fund's portfolio concerning transactions for the Fund in securities or other Fund assets.

Section 3. Duties of the Sub-Adviser.

(a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b) The Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any), Registration
Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended applicable to the Trust and the investment objectives, policies and restrictions of the Funds.

(c) The Sub-Adviser may from time to time employ or associate with such persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-
Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be imposed on the Trust in any such respect.

(d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue
Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust.
The Trust, or the Trust's authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust's authorized representatives.

Section 4. Control by Board. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control the Trust's Board.

Section 5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(a) all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

(b) the provisions of the registration statement of the Trust, as it may be amended from time to time, under the Securities Act and the 1940 Act;

(c) the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

(d) the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

(e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds;

(f) any other applicable provisions of state or federal law; and

In addition, any code of ethics adopted by the Sub-Adviser must comply with Rule 17j-1 under the 1940 Act, as it may be amended from time to time, and any broadly accepted industry practices, if requested by the Trust or the Adviser.

Section 6. Broker-Dealer Relationships. The Sub-
Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Trust's Board of Trustees may from time to time determine, the Sub-
Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Sub-Adviser.
Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

Section 7. Expenses of the Fund. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

Section 8. Compensation. As compensation for the subadvisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

Section 9. Standard of Care. The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Sub-Adviser's undertaking these services at the compensation level specified, the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 10. Non-Exclusivity. The services of the Sub-
Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 11. Records. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Funds' Administrator reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Trust's request, surrender to the Funds those records which are the property of the Trust or any Fund. The Sub-Adviser will promptly notify the Funds' Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

Section 12. Term and Approval. This Agreement shall become effective with respect to a Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Trust's
Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 13. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of a Fund's outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

Section 14. Indemnification by the Sub-Adviser. The
Trust shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Trust or any Fund of the Trust harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Sub-Adviser or any of its officers, directors, employees or agents.

Section 15. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

Section 16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California, 94105, Attention: C. David Messman, and that of the Adviser shall be 525 Market
Street, 12th Floor, San Francisco, California 94105, Attention:
Andrew Owen, and that of the Sub-Adviser shall be 525 Market
Street, 10th Floor, San Francisco, California 94105, Attention: J.
Mari Casas.

17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers
Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 18. Amendment. This Agreement shall be effective on the 31st day of March, 2006 and relates to the agreement dated as of March 1, 2001 by and among Wells Fargo
Core Trust, Wells Fargo Bank, N.A. and Wells Capital
Management Incorporated dated November 8, 1999, as approved by the Board of Trustees on March 26, 1999 and October 28, 1999. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees, the Adviser and the Sub-Adviser.

Section 19. Wells Fargo Name. The Sub-Adviser and the
Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that: (i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund or class of a Fund, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.


                                       WELLS FARGO MASTER TRUST
                                       on behalf of the Funds

                                       By:
                                           -----------------------------------
                                           C. David Messman
                                           Secretary

                                       WELLS FARGO FUNDS MANAGEMENT, LLC

                                       By:
                                           -----------------------------------
                                           Andrew Owen
                                           Executive Vice President

                                       WELLS CAPITAL MANAGEMENT INCORPORATED

                                       By:
                                           -----------------------------------
                                           Karen Norton
                                           Chief Financial Officer


APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED
INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Funds

Core Bond Portfolio
Diversified Large Cap Growth Portfolio
Emerging Growth Portfolio
Inflation-Protected Bond Portfolio
International Equity Portfolio(1)
Short-Term Investment Portfolio
Small Cap Value Portfolio(2)


Most recent annual approval by the Board of Trustees: March 29, 2013 Appendix A amended: February 21, 2013

(1) On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Equity Portfolio into another Wells Fargo master portfolio. The reorganization will occur on or about April 19, 2013.

(2) On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Small Cap Value Portfolio into another Wells Fargo master portfolio. The reorganization will occur on or about April 19, 2013.


SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED
INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT
WELLS FARGO MASTER TRUST

This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 29th day of March, 2013, by and between Wells Fargo Funds
Management, LLC (the "Adviser") and Wells Capital Management
Incorporated (the "Sub-Adviser") and

WHEREAS, the parties and Wells Fargo Master Trust (the
"Trust") have entered into an Investment Sub-Advisory Agreement
("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

NAME OF FUND                                  SUB-ADVISORY RATE
-------------------------------------------   -----------------
Core Bond Portfolio                           First 100M    0.20%
                                              Next 200M    0.175%
                                              Next 200M     0.15%
                                              Over 500M     0.10%

Diversified Large Cap Growth Portfolio(1)     First 100M   0.35%
                                              Next 100M    0.30%
                                              Next 300M    0.20%
                                              Over 500M    0.15%

Emerging Growth Portfolio                     First 100M   0.55%
                                              Next 100M    0.50%
                                              Over 200M    0.40%

Inflation-Protected Bond Portfolio            First 100M    0.20%
                                              Next 200M    0.175%
                                              Next 200M     0.15%
                                              Over 500M     0.10%

International Equity Portfolio(2)             First 200M    0.45%
                                              Over 200M     0.40%

Short-Term Investment Portfolio               First 1B      0.05%
                                              Next 2B       0.03%
                                              Next 3B       0.02%
                                              Over 6B       0.01%

Small Cap Value Portfolio(3)                  First 100M    0.55%
                                              Next 100M     0.50%
                                              Over 200M     0.40%


Most recent annual approval by the Board of Trustees: March 29, 2013 Schedule A amended: March 29, 2013


(1) On March 29, 2013, the Board of Wells Fargo Master Trust approved advisory fee changes for the Diversified Large Cap Growth Portfolio. Effective May 1, 2013, the advisory fees will be: First 100M 0.30%; Next 200M 0.275%; Next500M 0.25%; Over 800M 0.20%.

(2) On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Equity Portfolio into another Wells Fargo master portfolio. The reorganization will occur on or about April 19, 2013.

(3) On February 21, 2013 the Board of Wells Fargo Master Trust approved the reorganization of the International Small Cap Value Portfolio into another Wells Fargo master portfolio. The reorganization will occur on or about April 19, 2013.


The foregoing fee schedule is agreed to as of March 29, 2013 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
---------------------------
Andrew Owen
Executive Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:
---------------------------
Karen Norton
Chief Operating Officer